UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2004

MIDWEST BANC HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation)	000-29598 (Commission file number)	36-3252484 (I.R.S. employer identification no.)

501 W. NORTH AVENUE MELROSE PARK, ILLINOIS (Address of principal executive offices)	60160 (Zip Code)

Registrant’s telephone number, including area code: (708) 865-1053

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Agreement.

     In December of 2004 and January of 2005, the Board of Directors of Midwest Banc Holdings, Inc. (“Midwest”) or its subsidiary, Midwest Bank and Trust Company (“Midwest Bank”), appointed the following new executive officers of Midwest:

•	David M. Viar was named Executive Vice President and Chief Investment Officer of Midwest and Midwest Bank in December 2004.

•	William H. Stoll was named Executive Vice President of Midwest Bank in January 2005.

     In January of 2005, the Board of Directors of Midwest or Midwest Bank promoted the following executive officers of Midwest to the listed positions:

•	Sheldon Bernstein was named Executive Vice President of Midwest Bank in January 2005. He previously served as Senior Vice President of Midwest from 2001 to 2005.

•	Thomas A. Caravello was named Executive Vice President and Chief Credit Officer of Midwest Bank in January 2005. He has served as Senior Vice President Credit Administration from 2003 to 2005.

•	Bruno P. Costa was named Executive Vice President and Chief Operations and Technology Officer of Midwest Bank in January 2005. He has served as President of the Information Services Division of Midwest Bank and Trust Company from 2002 to 2005.

•	Mary M. Henthorn was named Executive Vice President of Midwest Bank in January 2005. She previously served as Senior Vice President of Midwest from 2001 to 2005.

     In December of 2004 and January 2005, the Board of Directors of Midwest approved the granting of Transitional Employment Agreements to the following executive officers: Thomas A. Caravello, Mary C. Ceas, William H. Stoll, and David M. Viar. These agreements provide for the payment of 12 months or 24 months salary to these officers if they are terminated following a change of control of Midwest (as defined in the agreement). The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a “change in control” (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of Midwest or the relevant subsidiary), the agreements require Midwest, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (1) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment.

     The form of the Transitional Employment Agreement is attached as an Exhibit to Midwest’s Registration Statement on Form S-1 (333-42827) filed with the SEC on December 19, 1997.

     In December of 2004, the Board of Directors of Midwest and Midwest Bank, approved cash bonuses to the following executive officers of Midwest (who were named in the compensation table in Midwest’s 2004 annual meeting proxy statement) for services rendered in 2004:

	Bonus	2005
Name	Amount	Salary Increase
Sheldon Bernstein, Executive Vice President of Midwest Bank and Trust Company	$25,000	$12,900
Edward H. Sibald, Executive Vice President of Midwest Bank and Trust Company	$15,000	$0
Daniel R. Kadolph, Senior Vice President And Chief Financial Officer	$15,000	$5,720
Mary M. Henthorn, Executive Vice President of Midwest Bank and Trust Company	$25,000	$12,750

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     (a) In May of 2000, Midwest formed the MBHI Capital Trust I (the “Trust”). The trust is a statutory business trust formed under the laws of the State of Delaware. In June 2000, the Trust issued 10.0% trust preferred securities with an aggregate liquidation amount of $20,000,000 ($25 per preferred security) to third-party investors in an underwritten public offering. Midwest issued 10.0% junior subordinated debentures aggregating $20,618,575 to the Trust. The junior subordinated debentures are the sole assets of the Trust. The trust preferred securities and the junior subordinated debentures pay distributions and dividends, respectively, on a quarterly basis. The trust preferred securities and the junior subordinated debentures will mature on June 7, 2030, at which time they must be redeemed.

     The trust preferred securities and junior subordinated debentures can be redeemed contemporaneously, in whole or in part, beginning June 7, 2005 with the trust preferred securities being redeemable at a redemption price of $25 per preferred security, plus dividends to the redemption date.

     The Company has provided a full, irrevocable, and unconditional guarantee on a subordinated basis of the obligations of the Trust under the trust preferred securities in the event of the occurrence of an event of default, as defined in such guarantee.

     On February 22, 2005, Midwest notified the trustee for the Trust that it was going to redeem the junior subordinated debentures in full on June 7, 2005 as permitted by the trust indenture governing the debentures for $20,996,582.21, which includes all accrued and unpaid interest due thereon to June 7, 2005. Midwest will deposit these funds with the trustee on or before June 7, 2005.

     Under the terms of the amended and restated trust agreement under which the trust preferred securities were issued, the Trustee must give notice to the holders of the trust preferred securities that these securities are to be redeemed in full on June 7, 2005.

     A press release relating to this redemption is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

     (a) On February 23, 2005, the Board of Directors of Midwest amended and restated Midwest’s Bylaws. A copy of the Amended and Restated Bylaws of Midwest (the “Bylaws”) are attached hereto as Exhibit 3.2. Set forth below is a summary of the changes. The Section references refer to the Section in the Bylaws that were amended.

•	The Bylaws now provide that the Board of Directors will set the date for the annual meeting of stockholders and, if it fails to do so, the meeting will be held on the first Wednesday in May. These clarifications did not change the substance of the existing Bylaw provision (Section 2.1).

•	The Bylaws now provide that Midwest may give notice of its annual meeting electronically, that shareholders may vote electronically and may participate at such meetings by means of remote communication and that a single notice of the meeting may be given to stockholders who share the same address, all as permitted by Delaware law (Sections 2.4 and 2.8).

•	The Bylaws set out procedures to be followed if a stockholder wishes to nominate someone to serve as a director of Midwest at the annual meeting of stockholders. This provision has been revised to require a stockholder desiring to nominate a person to serve as a director at the annual meeting to provide the following information: all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). If the stockholder does not provide this information, the chairman of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded (Section 2.12).

•	The Bylaws have been revised to provide that the number of directors of Midwest shall be between 3 and 20 with the number fixed from time to time by a resolution of the Board of Directors. Previously, the Bylaws provided that the number of directors was fixed at nine and that the number could only be changed by amending the Bylaws (Section 3.2).

•	Midwest’s Board of Directors is divided into three classes. The Bylaws have been revised to clarify how newly created or eliminated directorships shall be apportioned by the Board of Directors and how terms of existing directors would be impacted. These clarifications did not change the substance of the existing Bylaw provision (Section 3.2).

•	The Bylaws have been revised to provide that, unless otherwise provided in the resolution electing a person as a director, a director must own at least 3,000 shares of Midwest common stock and the person must acquire such shares within three years of being elected to the Board of Directors (Section 3.2). Previously, the Bylaws required that a director own 120,000 shares of Midwest common stock.

•	The Bylaws now require that a majority of the members of the Board of Directors must be independent in accordance with the NASD director independence rules (Section 3.2).

•	Clarifications were made to the Bylaw provisions relating to the filling of newly created directorships and vacancies on the Board of Directors. These clarifications did not change the substance of the existing Bylaw provision (Section 3.10).

•	The Bylaws provided that the Chairman of the Board would be an executive officer of Midwest. Historically, the Chairman of the Board has not functioned as an executive officer of Midwest. The Bylaws were revised to provide that the person serving as Chairman of the Board is no longer an executive officer of Midwest (Section 3.11).

•	The Bylaws have been amended to provide that Midwest shall have an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All of the members of each such committee must be independent which will be determined in accordance with the NASD director independence rules (subject to the exceptions contained in such rules). In addition, all of the members of the Audit Committee must also be independent as required by the rules and regulations of the Securities and Exchange Commission governing the independence of audit committee members (subject to the exceptions contained in such rules) (Section 4.4).

•	The Bylaws permit the Secretary of Midwest to designate another officer of Midwest to keep and retain, under the Secretary’s supervision, Midwest’s corporate records (Section 5.9).

Item 8.01	Other Events.

     On February 23, 2005, the Board of Directors of Midwest set May 18, 2005 as the date for the 2005 annual meeting of shareholders and set March 25, 2005 as the record date for the meeting.

     A stockholder proposal (including nominations for director) not included in the proxy statement for Midwest’s 2005 annual meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the President of Midwest at the principal executive offices of Midwest and otherwise complies with the provisions of Midwest’s Bylaws (Section 2.12). To be timely, Midwest’s Bylaws provide that Midwest must receive the stockholder’s notice not less than 120 days prior to the date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 130 days prior to the meeting date, Midwest must receive the stockholder’s notice by the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or public disclosure of the meeting date was made. For Midwest’s 2005 annual meeting of stockholders, stockholders must submit written notice to the President in accordance with the foregoing Bylaw provisions no later than March 10, 2005.

Item 9.01	Financial Statements and Exhibits.

     (c) Exhibits

3.2	Amended and Restated Bylaws.

99.1	Press release, dated February 28, 2005, concerning redemption of junior subordinated debentures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer

Date: February 28, 2005